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                                                                    EXHIBIT 12.1

                           BIG FLOWER HOLDINGS, INC.
    COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                                   DIVIDENDS)

(Dollars in thousands)

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                                                                                                              PREDECESSOR TC
                                                                  BIG FLOWER                                   ADVERTISING
                                        ---------------------------------------------------------------  ------------------------
                                                                  SIX MONTHS                 323 DAYS      42 DAYS       YEAR
                                        YEAR ENDED   YEAR ENDED      ENDED     YEAR ENDED      ENDED        ENDED        ENDED
                                         12/31/97     12/31/96     12/31/95      6/30/95      6/30/94      8/11/93      6/30/93
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
FIXED CHARGES AND PREFERRED DIVIDENDS:

Interest expense......................   $  40,300    $  36,165    $  19,076    $  37,452    $  19,735    $     578    $   6,792
Amortization of deferred financing
 costs................................       1,696        1,802        1,594        3,437        1,936          126        2,435
Capitalized interest..................       1,463          168           --          295          260           --          150
Interest component of rent expense....      11,169       10,897        5,694        9,414        5,138          756        5,648
Preferred dividends of a subsidiary or
 subsidiary trust.....................       1,340           --        1,068        2,444        1,913           --           --
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total fixed charges and preferred
 dividends............................      55,968       49,032       27,432       53,042       28,982        1,460       15,025

Less: Capitalized interest............       1,463          168           --          295          260           --          150
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Adjusted fixed charges and preferred
 dividends............................   $  54,505    $  48,864    $  27,432    $  52,747    $  28,722    $   1,460    $  14,875
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EARNINGS:

(Loss) income before income taxes and
 extraordinary item...................   $ (11,626)   $   4,998    $  12,694    $   5,268    $    (549)   $    (228)   $  10,204
Adjusted fixed charges and preferred
 dividends............................      54,505       48,864       27,432       52,747       28,722        1,460       14,875
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Adjusted earnings.....................   $  42,879    $  53,862    $  40,126    $  58,015    $  28,173    $   1,232    $  25,079
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                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------
Ratio of earnings to combined fixed
 charges and preferred dividends......         0.8          1.1          1.5          1.1          1.0          0.8          1.7
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